Exhibit 99.8

PROFORMA FINANCIAL INFORMATION
Andover Medical, Inc.
Andover Medical, Inc. & Subsidiaries
Proforma Condensed Combined Statement of Operations
For the fiscal year ended December 31, 2006

	Andover Medical, Inc.	Rainier Surgical, Inc.	Pro forma Adjustments		Ortho Medical Products, Inc.	Pro forma Adjustments		Andover Medical, Inc. Combined
Net Revenue		$6,241,598	$(1,012,630	)A	$3,160,957			$8,389,925
Cost of Revenue		3,434,071	(935,427	)A	900,296			3,398,940
Gross Profit		2,807,527	(77,203)		2,260,661			4,990,985
Selling General and Administrative Expenses (including $220,680 in stock based compensation expense)	602,850	2,242,696	(201,054	)A	2,092,970	21,131	E	4,682,206
			(97,744	)B
			21,357	C
Depreciation and Amortization	6,053	198,239	(48,933	)A	112,076	(23,292	)F	244,143
Total Operating Expenses	608,903	2,440,935	(326,374)		2,205,046	(2,161)		4,926,349
Operating Income / (Loss)	(608,903)	366,592	249,171		55,615	2,161		64,636
Total Other (Income) / Expense	114,546	339,697	(178,264	)A	48,067			298,695
			(25,351	)D
Federal and State Income Tax Expense	6,233				3,181			9,414
Net Income / (Loss)	(729,682)	26,895	452,786		4,367	2,161		(243,473)
Preferred Stock Dividends	2,389,148							2,389,148
Net Income / (Loss) attributable to common shareholders	(3,118,830)	26,895	452,786		4,367	2,161		(2,632,621)
Basic and diluted loss per share	$(0.03)	$0.02			$0.00			$(0.01)
Basic and diluted loss per share attributable to common shareholders	$(0.15)	$0.02			$0.00			$(0.10)
Weighted average number of common shares outstanding	20,857,884	1,472,995			3,300,000			25,630,879

Notes to Pro Forma Combined Condensed Statement of Operations—12/31/06

1.   Basis of Presentation

On May 4, 2007, AMI completed the acquisition of 100% of the outstanding capital stock of Ortho Medical Products, Inc. (“OMI”)  through the merger of  AMI’s wholly-owned subsidiary with and into OMI, with OMI as the surviving entity. The aggregate purchase price paid was $2,445,000, consisting of $200,000 in cash, an unsecured promissory note to the sellers for $100,000 due one year from closing and 3,300,000 shares of AMI common stock valued at $2,145,000. Based upon a price per share of $.65 which was the 10-day average prior to closing.

On May 11, 2007, Rainier Acquisition Corp. (the “Buyer”), a wholly-owned subsidiary of the Registrant, completed the acquisition of all the issued and outstanding capital stock of Rainier Surgical Incorporated (“RSI”). The acquisition was pursuant to a Stock Purchase Agreement entered into on May 11, 2007, by and among the Buyer, RSI and Garth Luke, as Seller. The aggregate purchase price paid was $3,575,000, consisting of $2,675,000 in cash, and 1,472,995 shares of AMI’s common stock valued at $900,000. Based upon a price per share of $.63 which was the 10-day average prior to closing.

The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2006 gives effect to the acquisitions of OMI and RSI as if they had occurred on January 1, 2006. Combined with AMI’s Statement of Operations from inception July 13, 2006 through December 31, 2006.

The unaudited proforma statements of operations are for illustrative purposes only and should be read in conjunction with the separate historical financial statements of AMI, OMI and RSI, and the notes thereto and with the accompanying notes to the proforma statements. The unaudited pro forma combined condensed financial information is not intended to represent what the results of operations would have been if the acquisitions had occurred on January 1, 2006 or to project the results of operations for any future period. The pro forma adjustments are based upon currently available information and upon certain assumptions AMI believes are reasonable under the circumstances.

The unaudited pro forma combined condensed statement of operations presents the acquisitions of OMI and RSI under the purchase method of accounting.

2.   Proforma Adjustments

The following are brief descriptions of each of the pro forma adjustments included in the unaudited proforma combined condensed statement of operations:

(A)—To reflect the elimination of revenue and expenses associated with assets not sold by RSI seller to AMI under the Stock Purchase Agreement.

(B)—To reflect the reduction of direct transaction costs (legal ($7,500), accounting ($25,000) and IT professional fees ($65,244)) totaling $97,744 incurred by the seller in the RSI transaction.

(C)—To reflect the impact of RSI’s officers’ new compensation arrangements. Coincident with the acquisition of RSI, AMI offered a total of 120,000 stock options to three RSI executives. If the contracts were effective January 1, 2006 stock based compensation recorded in general and administrative expense would have increased $21,357.

(D)—To reflect the reduction in interest expense due to the replacement of RSI’s debt facility with an average outstanding balance of $1,604,500 at an average interest rate of 10% with AMI’s debt facility with an average interest rate of 8.42%.

Notes to Pro Forma Combined Condensed Statement of Operations—12/31/06 (Continued)

2.   Proforma Adjustments (Continued)

(E)—To reflect the impact of OMI’s officers’ new compensation arrangements. Coincident with the acquisition of OMI, AMI offered employment contracts with increased base salaries and a total of 95,000 stock options to three OMI executives. If the contracts were effective January 1, 2006 stock based compensation recorded in general and administrative expense would have increased $12,595 and compensation expense would have increased $8,536.

(F)—To reflect the impact of eliminating $7,440 in amortization of debt issue costs resulting from AMI’s payment of OMI’s outstanding debt facilities coincident with the acquisition and reducing depreciation expense $15,852 to conform OMI’s useful lives for depreciable assets  with those of AMI.

Andover Medical, Inc. & Subsidiaries
Proforma Condensed Consolidatingombined Statement of Operations
For the six months ended June 30, 2007

	Andover Medical, Inc.	Rainier Surgical, Inc.	Pro forma Adjustments		Ortho Medical Products, Inc.	Pro forma Adjustments		Andover Medical, Inc. Combined
Net Revenue		$3,060,237			$1,881,595			$4,941,832
Cost of Revenue		1,558,767			459,461			2,018,228
Gross Profit		1,501,470			1,422,134			2,923,604
Selling General and Administrative Expenses (including $870,594 in stock based compensation expense)	1,735,780	1,082,536	7,119	G	1,248,858	8,466	H	4,082,759
Depreciation and Amortization	12,030	71,049				(7,764	)I	75,314
Total Operating Expenses	1,747,810	1,153,584	7,119		1,248,858	702		4,158,073
Operating Income / (Loss)	(1,747,810)	347,886	(7,119)		173,276	(702)		(1,234,469)
Total Other (Income) / Expense	7,883	65,912	(12,677	)J	19,790			80,907
Federal and State Income Tax Expense	19,061				6,326			25,387
Net Income / (Loss)	(1,774,754)	281,973	5,558		147,160	(702)		(1,340,764)
Preferred Stock Dividends	3,937,825							3,937,825
Net Income / (Loss) attributable to common shareholders	(5,712,579)	281,973	5,558		147,160	(702)		(5,278,589)
Basic and diluted loss per share	$(0.07)	$0.19			$0.04			$(0.04)
Basic and diluted loss per share attributable to common shareholders	$(0.22)	$0.19			$0.04			$(0.17)
Weighted average number of common shares outstanding	26,002,131	1,472,995			3,300,000			30,775,126

Notes to Pro Forma Combined Condensed Financial Statements—6/30/07

1.   Basis of Presentation

On May 4, 2007, AMI completed the acquisition of 100% of the outstanding capital stock of Ortho Medical Products, Inc. (“OMI”)  through the merger of  AMI’s wholly-owned subsidiary with and into OMI, with OMI as the surviving entity. The aggregate purchase price paid was $2,445,000, consisting of $200,000 in cash, an unsecured promissory note to the sellers for $100,000 due one year from closing and 3,300,000 shares of AMI common stock valued at $2,145,000.

On May 11, 2007, Rainier Acquisition Corp. (the “Buyer”), a wholly-owned subsidiary of the Registrant, completed the acquisition of all the issued and outstanding capital stock of Rainier Surgical Incorporated (“RSI”). The acquisition was pursuant to a Stock Purchase Agreement entered into on May 11, 2007, by and among the Buyer, RSI and Garth Luke, as Seller. The aggregate purchase price paid was $3,575,000, consisting of $2,675,000 in cash, and 1,472,995 shares of AMI’s common stock valued at $900,000.

The unaudited pro forma combined condensed statements of operations are for illustrative purposes only and should be read in conjunction with the separate historical financial statements of AMI, OMI and RSI, and the notes thereto and with the accompanying notes to the proforma statements. The unaudited pro forma combined condensed financial information is not intended to represent what the results of operations would have been if the acquisition had occurred on January 1, 2007 or to project the results of operations for any future period.  The pro forma adjustments are based upon currently available information and upon certain assumptions AMI believes are reasonable under the circumstances.

The unaudited pro forma combined condensed statement of operations presents the acquisitions of RSI and OMI under the purchase method of accounting.

2.   Proforma Adjustments

The following are brief descriptions of each of the pro forma adjustments included in the unaudited proforma combined condensed statements of operations:

(G)—To reflect the impact of RSI’s officers’ new compensation arrangements. Coincident with the acquisition of RSI, AMI offered a total of 120,000 stock options to three RSI executives. If the contracts were effective January 1, 2007 stock based compensation recorded in general and administrative expense would have increased $7,119.

(H)—To reflect the impact of OMI’s officers’ new compensation arrangements. Coincident with the acquisition of OMI, AMI offered employment contracts with increased base salaries and a total of 95,000 stock options to three OMI executives. If the contracts were effective January 1, 2007 stock based compensation recorded in general and administrative expense would have increased $4,198 and compensation expense would have increased $4,268.

(I)—To reflect the impact of eliminating $2,480 in amortization of debt issue costs resulting from AMI’s payment of OMI’s outstanding debt facilities coincident with the acquisition and reducing depreciation expense $5,284 to conform OMI’s depreciation policies with AMI.

(J)—To reflect the reduction in interest expense due to the replacement of RSI’s debt facility with an average outstanding balance of $1,604,500 at an average interest rate of 10% with AMI’s debt facility with an average interest rate of 8.42%.